UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2008

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 11, 2008, Ecosphere Technologies, Inc. (the “Company”) appointed Adrian Goldfarb as the Company’s Chief Financial Officer. Mr. Goldfarb replaced J.C. (“Jim”) Rushing III, who resigned on February 6, 2008 as Chief Financial Officer. Mr. Rushing remains on the Company’s Board of Directors and has been elected as Acting Chairman of the Board of Directors effective March 1, 2008 when the current Chairman, Admiral George Sterner, will resign as Chairman but remain as a member of the Board of Directors.

Mr. Goldfarb has more than 25 years’ experience in a number of different technology companies, including IBM and a subsidiary of Fujitsu. From June 2002 to date, Mr. Goldfarb was a member of the Board of Directors of MOWIS GmbH. He also was interim Chief Financial Officer where he led the management team in securing seed capital, government grants and loans and bank guarantees. Effective February 8, 2008, the Company entered into a Consulting Services Agreement with WSR Consulting, Inc. (“WSR”), effective as of January 21, 2008 (the “Agreement”). Under the Agreement, WSR will provide general, accounting and operational management to the Company and agreed to provide the services of its Chief Financial Officer, subject to approval of the Board of Directors. In addition, WSR agreed to work directly with senior management of the Company in areas of strategic planning and financial management. Mr. Goldfarb is the President of WSR. The Company is also phasing out the services of its local accountants, which will result in a material savings to the Company. Currently, Mr. Goldfarb is being supported by Michael R. Hull, Managing Director – CFO Services of WSR. Mr. Hull is a certified public accountant with eight years of public company chief financial officer experience including for BabyUniverse, Inc., now known as The Parent Company, from December 11, 2006 to October 12, 2007. He also has approximately 11 years of Big 4 public company accounting and audit experience. The Agreement is for a one-year term, but terminable earlier upon the giving of 90 days’ notice. The Company agreed to pay WSR $10,000 per month and agreed to issue it 100,000 five-year warrants exercisable at $0.25 per share. Of the warrants, 50,000 are immediately vested and the balance vest on July 31, 2008, subject to the Agreement remaining in place as of the vesting date.

Effective February 11, 2008, the Company entered into an agreement with Mr. Rushing for him to act as Acting Chairman of the Board of Directors until the next annual shareholders’ meeting (but no longer than August 15, 2008). Under the agreement, Mr. Rushing is receiving a salary of approximately $7,708 per month, which was the same salary he was receiving as Chief Financial Officer (although one-half of what his original Employment Agreement provided). His duties consist of assisting in the transition by assisting Mr. Goldfarb and his staff, working with the Company’s counsel and independent registered public accounting firm in connection with the annual audit and the Form 10-KSB and providing consulting services to the Company’s Chief Executive Officer as requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ DENNIS MCGUIRE
Dennis McGuire Chief Executive Officer

Date:  February 12, 2008

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